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                                                                    EXHIBIT 99.1

INVESTOR CONTACT:                                    MEDIA CONTACT:
Raj Mehan                                            Lisa Kerr
Investor Relations                                   Communications
(616) 698-4734                                       (616) 698-4487




              STEELCASE INC. PRESENTATION AT UBS 2004 BUILDING AND
               BUILDING PRODUCTS INVESTOR CONFERENCE TO BE WEBCAST

GRAND RAPIDS, Michigan--(BUSINESS WIRE)--October 29, 2004--Steelcase Inc. (NYSE:
SCS) announced that Jim Keane, chief financial officer will speak to the investment community at the UBS 2004 Building and Building Products Investor Conference on Wednesday, November 3, 2004 at 10:40 a.m. EST.

The presentation will be webcast live and can be accessed on the webcast & presentations page of the investor relations section of the Steelcase Inc. website at www.steelcase.com. Interested parties are encouraged to log on at least five minutes prior to the start of the presentation. A replay of the webcast will be available shortly after the live presentation concludes and until December 4, 2004.

ABOUT STEELCASE INC.
Steelcase Inc. helps individuals and organizations around the world to work more effectively by providing knowledge, products and services that enable customers and their consultants to create work environments that integrate architecture, furniture and technology. Founded in 1912 and headquartered in Grand Rapids, Michigan, the company has led the global office furniture industry in sales every year since 1974. Its product portfolio includes furniture systems, technology products, seating, lighting, storage, interior architectural products and related products and services. Fiscal 2004 revenue was approximately $2.3 billion. Steelcase and its subsidiaries have dealers in more than 900 locations, manufacturing facilities in over 35 locations and approximately 14,000 employees around the world. The company's Class A Common Stock trades on the NYSE under the symbol SCS.